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Exhibit 10.35

FORM OF GUARANTY AGREEMENT
(SEVENTH MEZZANINE LOAN)

        THIS GUARANTY AGREEMENT (SEVENTH MEZZANINE LOAN) (this "Guaranty") is executed as of December 21, 2007, by HCR MANORCARE, INC., a Delaware corporation, having an address at 333 North Summit Street, Toledo, Ohio 43604 ("Guarantor"), for the benefit of JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, having an address at 270 Park Avenue, New York, New York 10017, as collateral agent for itself and any other Noteholder (as defined below) (together with its successors and assigns, "Lender").

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, pursuant to that certain Promissory Note, dated as of the date hereof, executed by HCR VII Properties, LLC, a Delaware limited liability company ("Borrower"), and payable to the order of JPMorgan Chase Bank, N.A., Column Financial, Inc., and Bank of America, N.A. (collectively, the "Noteholders"), in the stated principal amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) (as the same may be amended, extended, consolidated, split, severed, restated, replaced, supplemented, or otherwise modified from time to time, the "Note"), Borrower has become indebted, and may from time to time be further indebted, to the Noteholders with respect to a loan (the "Loan"), made pursuant to that certain Loan Agreement (Seventh Mezzanine Loan), dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Loan Agreement"), which Loan is secured by that certain Pledge and Security Agreement (Seventh Mezzanine Loan) dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the "Pledge Agreement"), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Pledge Agreement, the "Loan Documents"); and

        WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

        WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender's making the Loan to Borrower.

        NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for ten dollars ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

        1.1    Guaranty of Obligation.    Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall become due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

        1.2    Definition of Guaranteed Obligations.

        (a)   As used herein, the term "Guaranteed Obligations" means:

        (i)    the obligations and liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim and any other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with any of the following:

          (A)  fraud or intentional misrepresentation by Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Operator, Master Tenant or Guarantor in connection with the Loan;

          (B)  damage to the Properties caused by actual, physical waste by Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Operator or Master Tenant or the gross negligence or willful misconduct of Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Operator or Master Tenant;

          (C)  the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Pledge Agreement concerning any environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

          (D)  the removal or disposal of any portion of the Properties, the Senior Mezzanine Collateral or the Collateral after and during the continuation of an Event of Default, a Senior Mezzanine Loan Event of Default or a Mortgage Loan Event of Default;

          (E)  the misappropriation or conversion by Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Operator or Master Tenant of (I) any Insurance Proceeds paid by reason of any Casualty, (II) any Awards received in connection with a Condemnation, (III) any Rents following and during the continuation of an Event of Default, (IV) any Rents paid more than one (1) month in advance, (V) any Net Liquidation Proceeds After Debt Service or (VI) any amounts disbursed from the Low DSCR Interest Floor Reserve Account such that they are not used or applied for the express purposes set forth in Section 7.1.2 of the Loan Agreement;

          (F)  if Borrower fails (i) to maintain its status as a Special Purpose Entity, as required by, and in accordance with, the terms and provisions of the Loan Agreement or (ii) to cause Senior Mezzanine Borrower to maintain its status as a Special Purpose Entity, as required by, and in accordance with, the terms and provisions of the applicable Senior Mezzanine Loan Agreement or (iii) to cause any or all of the limited liability companies constituting Mortgage Borrower, Maryland Owner, Master Tenant or Operator to maintain its status as a Special Purpose Entity, as required by, and in accordance with, the terms and provisions of the Mortgage Loan Agreement or the Leases (in each case except with respect to the obligation to remain solvent, maintain adequate capital and pay its debts as they become due (unless funds are available to pay such debts and Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator, as applicable, fails to do so));

          (G)  any amounts actually received by (i) Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, or Master Tenant that are not deposited into the applicable Senior Mezzanine Deposit Account or the Mortgage Cash Management Account to the extent required to be so deposited pursuant to the applicable Senior Mezzanine Loan Agreement or the Mortgage Loan Agreement or under the Rent Instruction, the Leases, the applicable Senior Mezzanine Cash Management Agreement or under the Mortgage Cash Management Agreement or (ii) Borrower that are not deposited into the Seventh Mezzanine Deposit Account to the extent required to be so deposited pursuant to any Loan Document;

          (H)  if any or all of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower or Maryland Owner fails to obtain Lender's prior consent to any Indebtedness for borrowed money or voluntary Liens encumbering the Collateral not otherwise permitted by the Loan Documents; and

          (I)   any breach of any representation, warranty or covenant in Section 4(b) or (c) of the Pledge Agreement.

        (ii)   the Debt (A) in the event of: (I) any or all of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (II) any or all of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor filing an answer consenting to or soliciting or causing to be solicited or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (III) any or all of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor or any portion of the Properties; or (IV) any or all of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (B) Intentionally Omitted; (C) if any or all of the limited liability companies constituting Mortgage Borrower, Senior Mezzanine Borrower, Borrower, Maryland Owner, Operator or Master Tenant fails to obtain Lender's prior consent to any Transfer as required by the Loan Agreement or the Mortgages; or (D) if upon the occurrence and during the continuance of an Event of Default and Lender exercises its remedies on account thereof and accelerates the Loan, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant, Operator, Guarantor or any other Restricted Party or any Affiliate thereof interferes in any manner with the exercise of any of the rights, powers, privileges and other remedies available to Lender or Servicer under the Loan Documents or otherwise fails to cooperate (in each case at no cost to Guarantor) to enable Lender to obtain the benefit of, including without limitation, the transfer to Lender or its qualified designee, or cooperation in each case with Lender with respect to the reissuance to Lender or its designee, of all material Health Care Licenses.

        (b)   Notwithstanding anything to the contrary in the Loan Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

        1.3    Nature of Guaranty.    This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

        1.4    Guaranteed Obligations Not Reduced by Offset.    The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower (other than the defense of payment in full and satisfaction of the Guaranteed Obligations in question), or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

        1.5    Payment By Guarantor.    If all or any part of the Guaranteed Obligations shall not be punctually paid when due (after any applicable grace periods), whether upon demand, maturity, acceleration or otherwise, Guarantor shall, promptly but in no event later than ten (10) Business Days after demand therefor by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received if given in accordance with the notice provisions hereof.

        1.6    No Duty To Pursue Others.    It shall not be necessary for Lender and, to the extent not prohibited by applicable law, Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

        1.7    Waivers.    Guarantor has reviewed the provisions of the Loan Documents, and, to the extent not prohibited by applicable law, hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Collateral, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty (except as specifically set forth herein), the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

        1.8    Payment of Expenses.    In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, promptly but in no event later than ten (10) Business Days after demand therefor by Lender, pay Lender all reasonable and customary costs and expenses (including court costs and reasonable and customary attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

        1.9    Effect of Bankruptcy.    In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance or upon other termination of this Guaranty.

        1.10    Waiver of Subrogation, Reimbursement and Contribution.    Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably postpones and subordinates, to the extent not prohibited by applicable law, any and all rights it may now or hereafter have under any agreement until the payment in full of both the Loan and any outstanding Guaranteed Obligations, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

        1.11    Borrower.    The term "Borrower" as used herein shall include any new or successor limited liability company, corporation, association, partnership (general or limited), joint venture, trust or other individual, entity or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR'S OBLIGATIONS

        Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives, to the extent not prohibited by applicable law, any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

        2.1    Modifications.    Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

        2.2    Adjustment.    Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

        2.3    Condition of Borrower or Guarantor.    The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

        2.4    Invalidity of Guaranteed Obligations.    The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses (other than the defense of payment in full and satisfaction of the Guaranteed Obligations in question), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

        2.5    Release of Obligors.    Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof (other than for, and to the extent of, payment in full and satisfaction of the Guaranteed Obligations in question), or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

        2.6    Other Collateral.    The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

        2.7    Release of Collateral.    Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

        2.8    Care and Diligence.    The failure of Lender or any other party to exercise diligence or reasonable care (except to the extent of Lender's gross negligence or willful misconduct) in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

        2.9    Unenforceability.    The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

        2.10    Offset    Any existing or future right of offset, claim or defense (other than for, and to the extent of, payment in full and satisfaction of the Guaranteed Obligations in question) of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

        2.11    Merger.    The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

        2.12    Preference.    Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, and Lender is required to refund such payment or pay such amount to Borrower or someone else.

        2.13    Other Actions Taken or Omitted.    Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations if and when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants, as of the date hereof, to Lender as follows:

        3.1    Benefit.    Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

        3.2    Familiarity and Reliance.    Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

        3.3    No Representation By Lender.    Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

        3.4    Legality.    The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor which would have a material adverse effect on Guarantor's ability to perform its obligations hereunder. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

        3.5    Guarantor's Financial Condition.    As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, as of the date hereof, solvent, and has assets which, as of the date hereof, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, including without limitation, the Guaranteed Obligations, and has as of the date hereof, property and assets sufficient to satisfy and repay its obligations and liabilities, including without limitation, the Guaranteed Obligations.

        3.6    Survival.    All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

        4.1    Subordination of All Guarantor Claims.    As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Obligations. Upon the occurrence and during the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims until such time as Lender has accepted a cure of such Event of Default or the Debt, the Senior Mezzanine Loan and the Mortgage Loan have been paid in full.

        4.2    Claims in Bankruptcy.    In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor (the "Payment"), and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that portion of the Guaranteed Obligations equal to the Payment.

        4.3    Payments Held in Trust.    In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

        4.4    Liens Subordinate.    Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's, Senior Mezzanine Borrower's, Maryland Owner's or Mortgage Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's, Senior Mezzanine Borrower's, Maryland Owner's or Mortgage Borrower's assets securing payment of the Guaranteed Obligations so long as the Loan and such Guaranteed Obligations remain outstanding and unpaid, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Guarantor shall not (a) exercise or enforce any creditor's right it may have against Borrower, Senior Mezzanine Borrower, Maryland Owner or Mortgage Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower, Senior Mezzanine Borrower, Maryland Owner or Mortgage Borrower held by Guarantor.

ARTICLE V

MISCELLANEOUS

        5.1    Waiver.    No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

        5.2    Notices.    Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:	HCR ManorCare, Inc. 333 North Summit Street Toledo, Ohio 43604 Attention: Chief Financial Officer
and:	Chief Legal Officer
with a copy to:	Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Attention: James I. Hisiger, Esq. Facsimile No.: (212) 751-4864
Lender:	JPMorgan Chase Bank, N.A. c/o Centerline Servicing Inc. 5221 N. O'Connor Blvd., Suite 600 Irving, Texas 75039 Attention: John Roach Senior Vice President, Asset Management Facsimile No. (972) 868-5493
with a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: Fredric L. Altschuler, Esq. and Steven M. Herman, Esq. Facsimile No. (212) 504-6666

        5.3    Governing Law; Submission to Jurisdiction.    This Guaranty shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law). Any legal suit, action or proceeding against Lender or Guarantor arising out of or relating to this Guaranty may at Guarantor's or Lender's option be instituted in any Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and Lender and Guarantor each waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Guarantor and Lender each hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint:

CT Corporation System 111 Eighth Avenue New York, New York 10011

        as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York.

        5.5    Invalid Provisions.    If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

        5.6    Amendments.    This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

        5.7    Parties Bound; Assignment; Joint and Several.    This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

        5.8    Headings.    Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

        5.9    Recitals.    The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

        5.10    Counterparts.    To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

        5.11    Rights and Remedies.    If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        5.12    Other Defined Terms.    Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

        5.13    Entirety.    THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER

EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

        5.14    Waiver of Right To Trial By Jury.    GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY SUCH PARTY.

        5.15    Reinstatement in Certain Circumstances.    If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment is, at the time of reinstatement, due but has not been made at such time.

        5.16    Intentionally Omitted.

        5.17    Inconsistency.    If any of the terms of this Guaranty conflict with the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

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        IN WITNESS WHEREOF, this Guaranty has been executed as of the day and year first above written.

GUARANTOR:
HCR MANORCARE, INC., a Delaware corporation
By:	Name: Title:

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  Exhibit 10.35
ARTICLE I NATURE AND SCOPE OF GUARANTY
ARTICLE II EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV SUBORDINATION OF CERTAIN INDEBTEDNESS
ARTICLE V MISCELLANEOUS